Exhibit 99.1

CBTX, Inc. Third Quarter 2021 \ Investor Presentation NASDAQ: CBTX

2 SAFE HARBOR STATEMENT AND NON-GAAP FINANCIAL MEASURES NON-GAAP FINANCIAL MEASURES This presentation contains certain non-GAAP (generally accepted accounting principles) financial measures, including tangible equity, tangible assets, tangible book value per share, tangible equity to tangible assets, return on average tangible equity, and pre-provision net revenue. The non-GAAP financial measures that CBTX, Inc.(the “Company”) discusses in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP.A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures is provided at the end of this presentation. FORWARD-LOOKING STATEMENTS This presentation may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: natural disasters and adverse weather on the Company’s market area, acts of terrorism, pandemics, an outbreak of hostilities or other international or domestic calamities and other matters beyond the Company’s control; the Company’s ability to manage the economic risks related to the impact of the COVID-19 pandemic (including risks related to its customers’ credit quality, deferrals and modifications to loans); the geographic concentration of the Company’s markets in Houston and Beaumont, Texas; the Company’s ability to manage changes and the continued health or availability of management personnel; the amount of nonperforming and classified assets that the Company holds and the time and effort necessary to resolve nonperforming assets; deterioration of asset quality; interest rate risk associated with the Company’s business; national business and economic conditions in general, in the financial services industry and within the Company’s primary markets; sustained instability of the oil and gas industry in general and within Texas; the composition of the Company’s loan portfolio, including the identity of the Company’s borrowers and the concentration of loans in specialized industries; changes in the value of collateral securing the Company’s loans; the Company’s ability to maintain important deposit customer relationships and its reputation; the Company’s ability to maintain effective internal control over financial reporting; the Company’s ability to pursue available remedies in the event of a loan default for loans under the Paycheck Protection Program, or PPP, and the risk of holding such loans at unfavorable interest rates and on terms that are less favorable than those with customers to whom the Company would have otherwise lent; volatility and direction of market interest rates; liquidity risks associated with the Company’s business; systems failures, interruptions or breaches involving the Company’s information technology and telecommunications systems or third-party servicers; the failure of certain third-party vendors to perform; the institution and outcome of litigation and other legal proceedings against the Company or to which it may become subject; the operational risks associated with the Company’s business; the costs, effects and results of regulatory examinations, investigations, including the ongoing investigation by the Financial Crimes Enforcement Network of the U.S. Department of Treasury, or FinCEN, or reviews or the ability to obtain required regulatory approvals; the possible results and amounts of civil money penalties related to such FinCEN investigation and the Company’s BSA/AML program; changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters; governmental or regulatory responses to the COVID-19 pandemic that may impact the Company’s loan portfolio and forbearance practice; further government intervention in the U.S. financial system that may impact how the Company achieves its performance goals; and other risks, uncertainties, and factors that are discussed from time to time in the Company’s reports and documents filed with the SEC. Additionally, many of these risks and uncertainties have been elevated by and may continue to be elevated by the COVID-19 pandemic. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward- looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company’s behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

3 COMPANY SNAPSHOT • Founded in 2007 and completed IPO in November 2017 • Primarily a business bank with 35 banking centers located across Houston, East Texas and Dallas • Experienced management team with deep ties in the markets served • Strong credit culture • Low-cost core funding - total deposits of $3.5 billion as of 9/30/2021 • Strong insider ownership of 26% as of 9/30/2021 • Quarterly dividend of $0.13 per share, paid on 10/15/2021 • Strong capital levels with total risk- based capital ratio of 18.12%, tier 1 risk- based capital ratio of 16.87% and common equity tier 1 capital ratio of 16.87% as of 9/30/2021

FINANCIAL HIGHLIGHTS

Financial Highlights	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Balance Sheet (000)					
Total Assets	$ 4,209,119	$ 4,066,534	$ 4,028,639	$ 3,949,217	$ 3,814,672
Loans, Net	2,576,194	2,692,313	2,850,758	2,883,480	2,920,457
PPP Loans	103,721	184,286	274,336	275,396	330,512
PPP Deferred Fees / Unearned Discount	(2,954)	(5,207)	(5,560)	(4,159)	(6,251)
PPP Loans, Net[(1)]	100,767	179,079	268,776	271,237	324,261
Unfunded Loan Commitments	772,469	692,581	724,042	739,731	777,741
Total Deposits	3,531,635	3,416,786	3,384,747	3,301,794	3,170,664
Book Value per Share	23.12	22.75	22.31	22.20	21.89
Tangible Book Value per Share[(2)]	19.65	19.28	18.84	18.74	18.44
Income Statement (000)					
Net Interest Income	$ 31,249	$ 31,018	$ 33,090	$ 32,520	$ 31,708
Provision (Recapture) for Credit Losses	(4,895)	(5,038)	412	(135)	4,108
Noninterest Income	5,562	3,491	3,111	3,522	4,023
Noninterest Expense	24,372	25,197	23,285	23,658	23,858
Net Income	14,421	11,703	10,019	10,236	6,421
Pre-Provision Net Revenue[(2)(3)]	12,439	9,312	12,916	12,384	11,873
Diluted Earnings per Share	0.59	0.48	0.41	0.41	0.26
Capital Ratios					
Total Shareholders' Equity to Total Assets	13.41 %	13.68 %	13.54 %	13.84 %	14.18 %
Tangible Equity to Tangible Assets[(2)]	11.64	11.84	11.67	11.94	12.22
Common Equity Tier 1 Capital Ratio	16.87	16.46	15.75	15.45	15.41
Tier 1 Risk-Based Capital Ratio	16.87	16.46	15.75	15.45	15.41
Total Risk-Based Capital Ratio	18.12	17.72	17.00	16.71	16.67
Tier 1 Leverage Ratio	11.69	11.63	11.90	12.00	11.90

(1) Loans originated under the Paycheck Protection Program, or PPP, net of related fees are included in Loans, Net above. See page 10 for further details.
(2) See Appendix for reconciliation of non-GAAP financial measures.
(3) Pre-provision net revenue is net income, with the provision for credit losses and income tax expense added back.

CBTX, INC.

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5 FINANCIAL HIGHLIGHTS (Continued) (1) Annualized. (2) See Appendix for reconciliation of non-GAAP financial measures. (3) Efficiency ratio is calculated by dividing noninterest expense by the sum of the net interest income and noninterest income. (4) Allowance for credit losses, or ACL. (5) Held for sale, or HFS. Financial Highlights Q3 2021 Q2 2021 Q1 2021 Q4 2020 Q3 2020 Profitability Return on Average Assets 1.37% 1.14% 1.03% 1.05% 0.66 % Return on Average Shareholders' Equity(1) 10.15 8.49 7.39 7.47 4.70 Return on Average Tangible Equity(1)(2) 11.95 10.03 8.75 8.85 5.57 Net Interest Margin - Tax Equivalent(1) 3.22 3.29 3.71 3.62 3.55 Cost of Total Deposits(1) 0.14 0.15 0.17 0.19 0.23 Efficiency Ratio(3) 66.21 73.02 64.32 65.64 66.77 Credit Quality ACL(4) / Loans Excluding Loans HFS(5) 1.23% 1.36% 1.41% 1.39% 1.49 % ACL(4) / Loans Excluding Loans HFS(5)and PPP Loans 1.29 1.46 1.56 1.53 1.67 Nonperforming Assets / Total Assets 0.49 0.52 0.59 0.61 0.41 Nonperforming Loans / Loans Excluding Loans HFS(5) 0.79 0.77 0.81 0.82 0.53 Net Charge-offs (Recoveries) / Average Loans(1) (0.01) (0.07) 0.01 0.49 0.02

DEPOSITS

- Proven ability to generate low-cost core deposits[(1)] to fund loan growth
- Total deposits increased $114.8 million, or 3.4%, from 6/30/2021 to 9/30/2021 and the cost of total deposits was 0.14% for Q3 2021
- Noninterest-bearing demand deposits were 46.0% of total deposits as of 9/30/2021
- Core deposits[(1)] were 96.0% of total deposits with minimal reliance on time deposits as of 9/30/2021
- Relationship based ~ 83.7% of loan customers also had a deposit relationship as of 9/30/2021
- Loan to deposit ratio was 73.9% as of 9/30/2021

Stable Core Deposits[(1)(2)]



6.8%
50.4%
42.8%
7.3%
51.2%
41.5%
4.6%
50.7%
44.7%
4.0%
50.0%
46.0%
2018
2019
2020
Q3 2021
Noninterest-Bearing Deposits
Other Core Deposits
Time Deposits > $100K

Deposits	9/30/2021 (000)		9/30/2021 (%)
Noninterest-bearing Demand Accounts	$	1,628,144	46.0%
Interest-bearing Demand Accounts		386,196	10.9%
Money Market Accounts		1,139,167	32.3%
Savings Accounts		118,794	3.4%
Certificates and Other Time Deposits > $100K		140,740	4.0%
Certificates and Other Time Deposits < $100K		118,594	3.4%
Total Deposits	$	3,531,635	100.0%
Cost of Total Deposits - Q3 2021			0.14%

(1) Core deposits defined as total deposits less time deposits over $100,000.
(2) 2018 – 2020 figures as of year end 12/31. Q3 2021 figures as of 9/30/2021.

CBTX, INC.

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LOAN PORTFOLIO

- Provided deferral arrangements to customers through the COVID-19 pandemic
- Majority of borrowers with deferral arrangements have returned to normal contractual payment schedules
- We continue to work with a small number of borrowers with businesses most negatively impacted by the COVID-19 pandemic and monitor them closely
- Loan deferrals down to 7 loans with principal totaling $18.8 million
- As of 9/30/2021, 77.0% of loans were Houston-based and 7.1% of gross loans were related to oil and gas[(3)]

Loan Portfolio Composition[(2)]



16.3%
83.7%
2018
15.6%
84.4%
2019
12.6%
87.4%
2020
12.0%
88.0%
Q3 2021
Total 1-4 Family Residential, Consumer, Agriculture and Other Loans
Total Commercial Loans(1)

Loan Portfolio	9/30/2021 (000)	9/30/2021 (%)
Commercial and Industrial	$ 596,251	22.8%
Real Estate:		
Commercial Real Estate	1,029,137	39.3%
Construction and Development	393,541	15.0%
1-4 Family Residential	204,151	7.8%
Multi-family Residential	285,852	10.9%
Consumer, Agriculture and Other	108,625	4.2%
Gross Loans	$ 2,617,557	100.0%
Average Yield on Loans - Q3 2021		4.52%
Average Yield on Loans Excluding PPP Loans - Q3 2021		4.37%

(1) Commercial loans defined as total loans less 1-4 family residential, consumer, agriculture and other loans. See detail on page 8.
(2) 2018 – 2020 figures as of year end 12/31. Q3 2021 figures as of 9/30/2021.
(3) See page 9 for information about how the Company classifies its direct and indirect oil and gas loans.

CBTX, INC.
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COMMERCIAL LOANS

- Well-diversified commercial loan portfolio totaled 88.0% of gross loans as of 9/30/2021 and 87.9% as of 6/30/2021
- Multi-family community development loans are Texas-based projects promoting affordable housing and total $334.8 million ($242.7 million permanent and $92.1 million construction) as of 9/30/2021
- Non-owner occupied commercial real estate loans are predominantly local investor projects (i.e., industrial, office and retail buildings) with investors/developers with long-term CBTX relationships
- Owner-occupied commercial real estate loans are term financing of real estate facilities for businesses and clients

Loan Components - 9/30/2021	Balance (000)	% Commercial
Commercial and Industrial:		
PPP Loans	$ 103,721	4.5%
Oil and Gas	111,745	4.8%
Equipment Rental	59,362	2.6%
Professional/Medical	55,767	2.4%
Industrial Construction	46,486	2.0%
Manufacturing	31,753	1.4%
Other	187,417	8.1%
Total Commercial and Industrial	596,251	25.9%
Commercial Real Estate:		
Owner Occupied	532,531	23.1%
Non-owner Occupied	425,580	18.5%
Oil and Gas	71,026	3.1%
Total Commercial Real Estate	1,029,137	44.7%
Construction and Development:		
Land and Development	144,057	6.3%
Commercial	108,828	4.7%
Multi-family Community Development	92,104	4.0%
1-4 Family - Commercial	31,761	1.4%
1-4 Family - Primary	14,491	0.6%
Oil and Gas	2,300	0.1%
Total Construction and Development	393,541	17.1%
Multi-family Residential:		
Multi-family Community Development	242,732	10.5%
Other	43,120	1.9%
Total Multi-family Residential	285,852	12.4%
Total Commercial Loans	2,304,781	100.0%
Other Loans[1]	312,424	
Other Oil and Gas Loans	352	
Total Gross Loans	$ 2,617,557	

(1) Includes 1-4 Family Residential, Consumer, Agriculture and Other Loans. See page 7.

CBTX, INC.

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CONSTRUCTION / OIL AND GAS LOANS

Construction Loans

- As of 9/30/2021 and 6/30/2021, construction loans were 81.1% and 89.9% of capital(1), respectively, and commitments were $799.7 million and $642.6 million, respectively

Oil and Gas Loans

- Direct loans oil and gas loans are loans to an entity with more than 50% of its revenue related to the well-head, oil in the ground or extracting oil or gas, including any activity, product or service related to the oil and gas industry, such as exploration and production, drilling, equipment, services, midstream companies and service companies
- Indirect oil and gas loans are loans to an entity with between 20% - 50% of its revenue from the type of companies defined above as "direct," including trucking, machine shops and commercial real estate companies with significant reliance on oil and gas companies

Construction Loans - 9/30/2021	Balance (000)	Percentage of Capital(1)	Commitment (000)(2)
Land and Development	$ 144,057	29.7%	$ 190,403
Commercial	108,828	22.4%	333,188
Multi-family Community Development	92,104	19.0%	170,759
1-4 Family - Commercial	31,761	6.5%	73,388
1-4 Family - Primary	14,491	3.0%	28,185
Oil and Gas	2,300	0.5%	3,817
Total	$ 393,541	81.1%	$ 799,740

Oil and Gas Loans (000)	9/30/2021	6/30/2021	3/31/2021
Direct:			
Exploration and Production	$ 36,894	$ 37,605	$ 39,006
Oil Field Services	45,910	52,837	50,604
Midstream	44,350	22,111	22,657
	127,154	112,553	112,267
Indirect:			
Oil Field Services	27,710	27,964	23,856
Midstream	30,559	31,087	31,360
	58,269	59,051	55,216
Total:			
Exploration and Production	36,894	37,605	39,006
Oil Field Services	73,620	80,801	74,460
Midstream	74,909	53,198	54,017
	$ 185,423	$ 171,604	$ 167,483
Components:			
Lines of Credit	$ 67,139	$ 51,707	$ 49,510
Secured by Real Estate and Equipment	81,390	82,292	78,967
Production Secured by Mineral Rights	36,894	37,605	39,006
	$ 185,423	$ 171,604	$ 167,483

(1) Total capital of CommunityBank of Texas, N.A., the wholly-owned subsidiary of the Company.
(2) Total relationship commitment, which includes the outstanding balance and unfunded commitments.

CBTX, INC.

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PAYCHECK PROTECTION PROGRAM

- No new PPP loans originated in Q3 2021, as compared to 163 PPP loans with principal balances totaling $20.4 million originated during Q2 2021
- As of 9/30/2021, the PPP portfolio included 470 loans with total principal balances of $21.4 million that qualified for the simplified forgiveness application for loans less than $150,000
- Interest earned on PPP loans for Q3 2021 and Q2 2021 included the recognition of $2.3 million and $1.5 million, respectively, of net loan fees
- Received payments totaling $80.6 million and $110.4 million related to forgiveness or payments by customers during Q3 2021 and Q2 2021, respectively

PPP Loans[(1)] - 9/30/2021	Principal Amount (000)	Number of PPP Loans
Loans $0 - $350,000	$ 44,616	567
Loans $350,000 - $2 million	54,282	77
Loans over $2 million	4,823	2
Gross PPP loans	103,721	646
Deferred loan fees and costs	(2,954)	
Net PPP loan	$ 100,767	

Yield Analysis Q3 2021	Average Outstanding Balance (000)	Interest Earned (000)	Average Yield[(2)]
Total Loans	$ 2,702,248	$ 30,765	4.52%
Less PPP Loans	(147,195)	(2,636)	7.10%
Adjusted Total Loans	$ 2,555,053	$ 28,129	4.37%

Yield Analysis Q2 2021	Average Outstanding Balance (000)	Interest Earned (000)	Average Yield[(2)]
Total Loans	$ 2,835,995	$ 30,793	4.36%
Less PPP Loans	(234,899)	(2,091)	3.58%
Adjusted Total Loans	$ 2,601,096	$ 29,325	4.43%

(1) PPP loans are classified as Commercial and Industrial loans per regulatory guidelines.
(2) Annualized.

CBTX, INC.
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ALLOWANCE FOR CREDIT LOSSES

- ACL decreased $5.0 million from 6/30/2021 to 9/30/2021 due to continued improvements in national and local economies and related forecasts and the reduction of loan balances
- Increase in ACL for loans during 2020 was driven by the impact of the COVID-19 pandemic, the sustained instability of the oil and gas industry, an increase in adversely graded loans and an increase in charge-offs
- Utilized Moody's baseline scenario forecast model
- The Company's ACL for unfunded commitments (letters of credit and commitments to extend credit) was $3.6 million as of 9/30/2021 and $3.4 million as of 6/30/2021 due to an increase in unfunded commitments

ACL - Loans by Classification (000)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Commercial and Industrial	$ 11,401	$ 12,260	$ 13,812	$ 13,035	$ 13,347
Real Estate:					
Commercial Real Estate	11,744	13,260	14,280	13,798	12,745
Construction	3,334	4,453	5,445	6,089	6,334
1-4 Family Residential	1,700	2,172	2,458	2,578	2,871
Multi-family Residential	2,156	2,382	2,714	2,513	3,117
Consumer	449	494	434	440	507
Agriculture	109	115	107	137	164
Other	1,315	2,047	1,624	2,047	4,984
Total ACL - Loans	$ 32,208	$ 37,183	$ 40,874	$ 40,637	$ 44,069
ACL / Loans Excluding Loans Held for Sale	1.23%	1.36%	1.41%	1.39%	1.49%

ACL Activity (000)	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Beginning Balance	$ 37,183	$ 40,874	$ 40,637	$ 44,069	$ 39,678
Provision (Recapture)	(5,057)	(4,190)	286	229	4,569
Net (Charge-offs) Recoveries	82	499	(49)	(3,661)	(178)
Ending Balance	$ 32,208	$ 37,183	$ 40,874	$ 40,637	$ 44,069

CBTX, INC.

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12 NPA AND NET CHARGE-OFFS (1) USA and Texas figures are from SNL Financial aggregates and Q2 2021 is the latest period available for these comparative figures. Nonperforming Assets • Nonperforming assets, or NPA, remained low relative to total assets at $20.6 million, or 0.49% of total assets, as of 9/30/2021 • The increase in nonperforming assets during 2020 was largely the result of the increase in adversely graded loans and increases in past due loans associated with businesses impacted by the COVID-19 pandemic and resultant economic circumstances • Q3 2021 recoveries exceeded charge- offs resulting in a net recovery of $82,000, or 0.01% of average loans, on an annualized basis • 2021 year to date recoveries exceeded charge-offs in a net recovery of $532,000, or 0.03% of average loans, on an annualized basis Net Charge-Offs Nonperforming Assets / Total Assets(1) Net Charge-Offs /Average Loans(1) 0.70% 0.59% 0.62% 0.54% 0.50% 0.48% 0.31% 0.26% 0.11% 0.03% 0.61% 0.52% 2018 2019 2020 Q2 2021 USA TX CBTX 0.50% 0.52% 0.49% 0.26% 0.17% 0.17% 0.26% 0.03% (0.03%) 0.03% 0.13% (0.07%) 2018 2019 2020 Q2 2021 USA TX CBTX

13 REVENUE AND EFFICIENCY (1) 2018 – 2020 figures as of year end 12/31. Q3 2021 figures annualized as of 9/30/2021. (2) Efficiency ratio is calculated by dividing noninterest expense by the sum of the net interest and noninterest income. Revenue Efficiency • Net interest margin, or NIM, on a tax equivalent basis was 3.22% for Q3 2021, 3.29% for Q2 2021 and 3.55% for Q3 2020 • Cost of interest-bearing liabilities was 0.30% for Q3 2021, down from 0.32% for Q2 2021 and 0.46% for Q3 2020 • At 9/30/2021, 51.6% of loans were variable rate and 66.7% of the variable rate loans had floors • Efficiency ratio was 66.21% for Q3 2021, 73.02% for Q2 2021 and 66.77% for Q3 2020 • The fluctuations in the efficiency ratio from Q2 2021 to Q3 2021 primarily resulted from higher noninterest income and lower noninterest expense in Q3 2021 Revenue and NIM(1) Efficiency(1)(2) 59.0% 58.3% 64.2% 66.2% 2.60% 2.67% 2.45% 2.39% 2018 2019 2020 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 54% 56% 58% 60% 62% 64% 66% 68% 2018 2019 2020 Q3 2021 Axis Title Axis Title Axis Title Efficiency Ratio NI Exp. / Avg. Assets $139 $155 $143 $146 4.35% 4.42% 3.73% 3.22% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $20 $40 $60 $80 $100 $120 $140 $160 2018 2019 2020 Q3 2021 Net Int Inc & Noninterest Income NIM, tax equivalent basis

14 At CommunityBank of Texas, we’re committed to building strong, honest relationships. We strive to keep our clients’ and partners’ needs at the forefront of everything we do. And we measure our success by the success we help create for them. OUR VISION Here to Serve. OUR POSITIONING To experienced business owners, CommunityBank of Texas is the financial partner that delivers a better banking experience. OUR PERSONALITY Resourceful, Trustworthy, Friendly, Responsive, Strong At CommunityBank of Texas, we believe in a powerful and multi-faceted statement, one that drills straight to the heart of our reason for being, while clearly illuminating the mission that our many employees pursue each day: Here to serve. Here to serve is a commitment to building strong and honest relationships, a clarion call to remember that in everything we do, our highest purpose is to transform our extensive financial expertise into success for our clients. Relationships are the bedrock of our business – both internally and externally – and there is a stewardship in the word serve that promises that, in these relationships, we will be caring, humble and precise. That we will keep the needs of our clients at the forefront of our minds at all times and measure our performance by the success we create for each other. The other critical component of our brand vision is the word here, which serves several important roles. Here is a promise that we will be there for our clients and answer the call when they need us the most. We will be Dependable. Honest. Trustworthy. And we will remember that every time is the right time to put our clients’ needs first. Here is also a pledge to be visible and present in the communities we serve. It adds weight to the first and most key component of our name: Community. We are not some faceless financial institution located high above the rank and file, safely sheltered in an ivory tower. We are right here, serving the cities and communities in which we live. Day-in and day-out. We sponsor civic events, donate back to our neighbors in need, and spend the time to really get to know our clients on a personal level. In the face of an increasingly digital and impersonal world, we are proudly present in the lives of our clients and our communities.

APPENDIX

16 NON-GAAP RECONCILIATIONS Our management uses certain non-GAAP financial measures to evaluate performance. We have included in this presentation information related to these non-GAAP financial measures for the applicable periods presented. The following tables reconcile, as of the dates set forth below:(1) book value per share to tangible book value per share;(2) total shareholders’ equity to total assets to tangible equity to tangible assets;(3) return on average shareholders’ equity to return on average tangible equity; and (4) net income to pre-provision net revenue. The most directly comparable GAAP financial measure for tangible book value per share is book value per share and the most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets. The most directly comparable GAAP financial measure for return on average tangible equity is return on average shareholders’ equity. The most directly comparable GAAP financial measure for pre-provision net revenue is net income.

NON-GAAP RECONCILIATIONS (Continued)

Tangible BV Per Share/Tangible Equity to Tangible Assets	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Total Shareholders' Equity	$ 564,593	$ 556,227	$ 545,349	$ 546,451	$ 540,921
Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Other Intangibles	(3,702)	(3,846)	(3,991)	(4,171)	(4,303)
Tangible Equity	$ 479,941	$ 471,431	$ 460,408	$ 461,330	$ 455,668
Total Assets	$ 4,209,119	$ 4,066,534	$ 4,028,639	$ 3,949,217	$ 3,814,672
Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Other Intangibles	(3,702)	(3,846)	(3,991)	(4,171)	(4,303)
Tangible Assets	$ 4,124,467	$ 3,981,738	$ 3,943,698	$ 3,864,096	$ 3,729,419
Common Shares Outstanding	24,420	24,450	24,442	24,613	24,713
Book Value Per Share	$ 23.12	$ 22.75	$ 22.31	$ 22.20	$ 21.89
Tangible Book Value Per Share	$ 19.65	$ 19.28	$ 18.84	$ 18.74	$ 18.44
Total Shareholders' Equity to Total Assets	13.41%	13.68%	13.54%	13.84%	14.18%
Tangible Equity to Tangible Assets	11.64%	11.84%	11.67%	11.94%	12.22%

Return on Average Tangible Equity/PPNR	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Average Shareholders' Equity	$ 563,631	$ 552,807	$ 549,528	$ 545,134	$ 543,765
Average Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Average Other Intangibles	(3,803)	(3,951)	(4,098)	(4,269)	(4,414)
Average Tangible Equity	$ 478,878	$ 467,906	$ 464,480	$ 459,915	$ 458,401
Annualized Net Income	$ 57,214	$ 46,941	$ 40,633	$ 40,721	$ 25,544
Return on Average Shareholders' Equity	10.15%	8.49%	7.39%	7.47%	4.70%
Return on Average Tangible Equity	11.95%	10.03%	8.75%	8.85%	5.57%
Net Income	$ 14,421	$ 11,703	$ 10,019	$ 10,236	$ 6,421
Provision for Credit Losses	(4,895)	(5,083)	412	(135)	4,108
Income Tax Expense	2,913	2,692	2,485	2,283	1,344
Pre-Provision Net Revenue	$ 12,439	$ 9,312	$ 12,916	$ 12,384	$ 11,873

CBTX, INC.

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